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                            ASSET PURCHASE AGREEMENT

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                                 By and Between

                          POWER EFFICIENCY CORPORATION
                            (A Delaware corporation)

                                    PURCHASER

                                       and

                            PERFORMANCE CONTROL, LLC
                     (a Michigan limited liability company)

                                     SELLER

                  ---------------------------------------------

                              Dated August 7, 2000

                   -------------------------------------------




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THIS  AGREEMENT  (the  "Agreement"),  made and entered into as of the 7th day of
August 2000, by and between Power Efficiency Corporation, a Delaware corporation (the "Purchaser"), with an office at 4220 Varsity Drive, Suite E, Ann Arbor, MI 48108, and Performance Control, LLC, a Michigan limited liability company (the "Seller"), having an address 4220 Varsity Drive, Suite E, Ann Arbor, MI 48108.

                              W I T N E S S E T H:

         WHEREAS, the Seller is engaged in the assembly and distribution of motor controller products and energy management related electrical components (the "Business"); and

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of Seller's assets employed in the Business as more fully described in Section 1 hereof;

         NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

                                    SECTION 1

                             Assets to be Purchased

         Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell, assign, transfer and deliver to Purchaser, and the Purchaser agrees to purchase, acquire and accept from the Seller, at the Closing (as hereinafter defined) provided for herein, the following described assets, properties and rights (collectively the "Assets") on the Closing Date (as hereinafter defined), including any additions thereto or replacements thereof between the date hereof and the Closing Date, free and clear of any and all liens, claims, charges, restrictions and encumbrances, except as expressly set forth herein:

         1.1 Certain Contracts. Those contracts described on Schedule 1.1.


         1.2 Current Product and Inventory. All of Sellers current product and inventory, including those described on Schedule 1.2. (Items designated by Seller as obsolete may be transferred, but shall be assigned no dollar value.)

          1.3 Permits. All of Seller's right, title and interest in and to all state and municipal permits, certificates, registrations, licenses and authorizations to operate the Business as described on Schedule 1.3 (the "Permits).

          1.4 Books and Records. All of Seller's files, documents, records and books of accounts, including, but not limited to, engineering drawings, plans and artwork, relating to the Assets and the Business for at least the last seven
(7) years (the "Books

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and  Records").  Books and Records shall include  without  limitation all notes, papers, drawings, plans, calculations, formulations, bills of material for all research and development and products relating to the Business, whether in conceptual phase, pre- development, development, presently marketed, or formerly marketed.

          1.5 Other Contracts. Any other contracts or agreements relating to the operation of the Assets or the Business, including, without limitation, all options, contracts to purchase and other rights in and to property held or used by Seller, service agreements, maintenance agreements, as described on Schedule
1.5 (the "Other Contracts").

          1.6 Intellectual Property. All right, title and interest of Seller, if any, in and to any patents, trademarks, copyrights, registrations (and applications for the foregoing), trade names, licenses and service marks owned by Seller or in which Seller has rights and licenses, as described on Schedule
1.6 (the "Intellectual Property"). The trade names shall include, but not limited to, the names "Performance Controller@ and "Precis Energy" (the "Trade Names").

         1.7 Goodwill. All of Seller's goodwill with respect to the Business.

         1.8 Accounts Receivable. All accounts receivable of Seller with respect to the Business existing as of the Closing Date (the "Accounts Receivable"). The Accounts Receivable are evidenced by Schedule 1.8 .

         1.9 Prepaid Expenses. All prepaid expenses ("Prepaid Expenses") of Seller with respect to the Business existing as of the Closing Date, except as set forth to the contrary on Schedule 1.9 annexed hereto.

         1.10 Furniture, Fixtures and Equipment. All furniture, fixtures and equipment (collectively the "Fixtures") owned by Seller as of the Closing Date with respect to the Business except as set forth on Schedule 1.10 annexed hereto.

         1.11 Customer Lists. Contact information regarding all customers of Seller within the last seven (7) years with respect to the Business, including addresses, telephone numbers and contact names for each customer (the "Customer Lists") as described on Schedule 1.11 annexed hereto.

         1.12 Website. All rights, title and interest, including all copyrights, in and to all content contained in the Internet web site located at www.performancecontrol.com and attached as Schedule 1.12, including but not limited to all graphics, graphical interfaces, designs, layouts, text, source code and object code related thereto.

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                                    SECTION 2

                                 Purchase Price

          2.1 Purchase Price. The Purchase Price for the Assets to be sold, transferred and conveyed to Purchaser by Seller, shall be an aggregate of 1,112,245 authorized but unissued shares of the Purchaser's common stock, $.001 par value per share (the "Common Stock"), which the Seller hereby accepts as fair, just and reasonable compensation for the Assets (the "Shares"). The Shares, which may hereinafter be referred to as the "Purchase Price", shall be issued and delivered at the Closing on the Closing Date and represented by certificates registered in the names of the Seller and those Members referred to in Section 2.3 subject to the requirement to deliver 50,000 Shares to the Escrow Agent pursuant to Section 17.1 hereof.

          2.2 Seller's Right to Terminate. In the event the Purchaser has not consummated the sale of a minimum of $300,000 worth of its securities for cash in the Private Offering (as that term is defined in the next sentence) on or before July 28, 2000, the Seller has retained the right, on ten days prior written notice to the Purchaser, to terminate this Agreement with the Purchaser. In this regard, and in order to finance the business combination between the parties, the Purchaser has undertaken to implement a private offering of a minimum of $300,000 and a maximum of $1,000,000 of the Purchaser's securities (the "Private Offering"). The Private Offering shall consist of a minimum of 12 and a maximum of 40 units offered at $25,000 per unit. Each unit to be comprised of 25,000 shares of the Purchaser's Common Stock, offered at $1.00 per share, and a five year warrant to purchase 25,000 shares of the Purchaser's Common Stock at $3.00 per share during the first year, $4.00 per share during the second year and $5.00 per share during the third year. Until July 28, 2000, the Seller shall not (i) solicit or encourage any offer or enter into any agreement for the sale, transfer or other disposition of any of the Assets to or with any other entity or person, other than sales of assets by Seller in the ordinary course of its business, (ii) entertain or pursue any unsolicited offer for any such sale, transfer or other disposition, or (iii) furnish to any person or entity (other than the Purchaser, and its authorized agents and representatives) any nonpublic information concerning Seller or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any of the Assets.

          2.3 Use of the Shares. The Seller shall utilize an aggregate of 28,500 Shares to satisfy $114,000 in notes payable to Members and an aggregate of 73,745 Shares to satisfy $294,978 in accrued salaries payable to Members and employees of the Seller. Seller's obligations under this Agreement are conditioned upon its receipt from the holders of the various notes payable, and the persons entitled to receive their accrued salaries, of settlement agreements from those persons, in which they agreed to accept such number of shares in full satisfaction of their claims (which condition Seller may waive in whole or in part). At Seller's request, Seller may return the share certificates issued

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pursuant  to this  Section  2.3 in the name of Ashley  Heimbaugh  (or his heirs)
and/or Tim Fielding, to the Purchaser, whereupon the Purchaser shall reissue such share certificates in the name of Seller (and in such event, Seller's
liability  to  Ashley   Heimbaugh   and/or  Tim   Fielding   shall  be  Excluded
Liabilities).

                                    SECTION 3

                                     Closing

          3.1 The closing of the transactions contemplated hereby (the "Closing") shall be held within two business days of satisfaction of the conditions to closing set forth in Sections 8 and 9 hereof, but in no event later than August 7, 2000 (the "Closing Date"), and shall be held at the offices of Lester Yudenfriend, Esq., 1133 Broadway, Suite 321, New York 10010, or such other place as the parties shall mutually agree upon in writing.

                                    SECTION 4

                            Assumption of Liabilities

          4.1 Assumption of Certain Liabilities. Purchaser shall assume and agrees to pay, perform and discharge when due, and to indemnify and hold Seller harmless from, only the following liabilities and obligations of Seller (individually, an "Assumed Liability" or collectively, the "Liabilities"), and no other liabilities of Seller, which relate to and arise during the period subsequent to the Closing:

               (i) All  liabilities  and  obligations  of Seller arising from or
               under  Seller's   accounts  payable  listed  on  Schedule  4.1(i)
               attached hereto;

               (ii) All  liabilities  and  obligations of Seller arising from or
               under  the  equipment  leases   identified  on  Schedule  4.1(ii)
               attached hereto, including postage meter;

               (iii) All liabilities and obligations of Seller arising from or under the Contracts, the Other Contracts and the Intellectual Property;

               (iv) All liabilities and obligations of Seller arising from or under all written agreements, leases and licenses, existing and holdover, held by Seller for the use of real estate on which the Business is operated, including those described on Schedule 4.1(iv) (the "Leases"); and

               (v) All liabilities and obligations of Seller arising from or under the software leases listed on Schedule 4.1(v) attached hereto.

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               (vi) Unknown product warranty claims.

Purchaser and Seller agree that the Assumed Liabilities shall not exceed $438,888.20 (which is $452,666.20 less $13,786.00). The parties agree that for purposes of determining whether the Assumed Liabilities exceed this dollar limit, amounts which may be due for periods on or after the Closing Date under various contracts of Seller that are assumed by the Purchaser shall not be taken into account (for example, without limiting the foregoing, rent under the Seller's Lease for periods on or after the Closing Date shall not be counted as part of the dollar cap in this section). To the extent that Purchaser may satisfy the Assumed Liabilities by payment of less than $438,880.20 (either because the Assumed Liabilities on Seller's books and records do not aggregate that amount, or because the holder of such liabilities are willing to accept lesser amounts, or for any other reason), then Purchaser agrees to assume so much of the Seller's Excluded Liabilities as is equal to the difference between $438,880.20 and the amount actually paid by Purchaser to satisfy the Assumed Liabilities. Seller shall designate which of its Excluded Liabilities shall be paid pursuant to this paragraph. (To illustrate the foregoing, if Purchaser is able to satisfy the Assumed Liabilities in full by payment of an aggregate
$338,880.20, then Purchaser will agree to assume an additional $100,000 of Seller's Excluded Liabilities.) Purchaser shall make its books and records relating to the Assumed Liabilities available for inspection by the Seller from time to time after the Closing on reasonable advance notice to verify the amount of payment made by Purchaser with respect to such Assumed Liabilities.

          4.2 Control by Purchaser. From and after the Closing Date, a committee of the Purchaser's Board of Directors comprised of Nicholas Anderson and Steven Shulman, shall by unanimous consent, have complete control over the payment, settlement or other disposition of the Assumed Liabilities and the right to commence, conduct and control all negotiations and proceedings with respect thereto. Seller shall notify Purchaser promptly of any claim made against Seller with respect to any Assumed Liability and shall not, except with Purchaser's prior written consent, voluntarily make any payment of, settle or offer to settle, or consent to any compromise or admit liability with respect to any Assumed Liability. Seller shall cooperate with Purchaser in any reasonable manner requested by Seller in connection with any negotiations or proceedings involving any Assumed Liability. Purchaser hereby indemnifies and holds harmless Seller and Seller's Members, officers, and agents, from and against any claim arising out of Purchaser's failure to pay the Assumed Liabilities.

          4.3 Excluded Liabilities. Purchaser shall be obligated to pay any Assumed Liability only to the extent that it constitutes a valid and legally enforceable claim against Seller, and nothing herein shall prevent Purchaser from contesting any Assumed Liability in good faith. Any other provision of this Agreement to the contrary notwithstanding (except for the last four sentences of Section 4.1), Purchaser shall not and does not assume any of the following liabilities or obligations of Seller:

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               (i) those not  included  in Section  4.1 or relating to assets of
               Seller which are not included in the Assets;

               (ii) those liabilities or obligations not set forth in Schedules 4.1(i) or 4.1(ii) relating directly to the operation of the Assets accrued, due and payable as of the Closing Date;

               (iii)  any   matter   for  which   Purchaser   is   entitled   to
               indemnification by Seller under Section 12 hereof;

               (iv) any liability or obligation incurred by Seller on or after the Closing Date including any liability of Seller pursuant to
               Section 20.13;

               (v) any liability or obligation involving the payment of any federal, state or local taxes on or measured by income or any comparable tax imposed under any other tax statutes or interest or penalties relating thereto unless they are specifically enumerated on Schedule 4.1;

               (vi) any liability or obligation incurred in connection with the operation of the Assets arising prior to the Closing Date unless they are specifically enumerated on Schedule 4.1;

               (vii) obligations to Seller's employees (including pension liabilities, stay bonuses, severance and all of Seller's contracts, if any with employees pertaining to the Business of Seller) unless they are specifically enumerated on Schedule 4.1.

               (viii) taxes payable by Seller and/or its shareholders or affiliates arising out of the transactions contemplated by this Agreement;

               (ix) pending litigation, threatened litigation or claims made or threatened;

               (x) inter-company obligations;

               (xi) known tort liabilities;

               (xii) environmental liabilities of any kind whether incurred by Seller or Seller's predecessors; and

               (xiii) known product warranty claims.




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                                    SECTION 5

                    Representations and Warranties of Seller

         Seller represents and warrants to Purchaser, which representations and warranties shall be true as of the date hereof and shall survive the Closing for a period of one year, as follows:

          5.1 Organization and Standing. Seller is a limited liability company duly organized under the laws of the State of Michigan and is in good standing under such laws. Seller is duly qualified to do business as a foreign corporation in, and is in good standing in each state in which the nature of its business or the ownership or leasing of its property makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on Seller or any of its businesses, properties or assets. Seller has all requisite power and authority necessary to own, lease and operate its properties and to carry on its business as same is presently being conducted; and Seller lawfully holds all franchises, licenses, and permits necessary and/or required therefor.

          5.2 No Defaults. Except as set forth in this Agreement, neither Seller nor, to the best of Seller's knowledge, any third party is in default in any respect under any of the contracts, leases or other items set forth or described in the Schedules referred to herein to which Seller is a party or by which Seller or the Assets or the Business may be bound or affected, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default; to the best of Seller's knowledge, such contracts, leases, insurance policies and other items are legal, valid and binding obligations of the respective parties thereto enforceable in accordance with their terms; and, to the best of Seller's knowledge, there are no defenses, offsets or counterclaims thereto which may be made by parties thereto nor has Seller waived any rights thereunder.

          5.3 Noncontravention. The execution, delivery, and performance by Seller of this Agreement and compliance therewith including (i) the execution of the Bill of Sale annexed hereto as Exhibit 10.1(iii) and (ii) the Assignment and Assumption Agreement, annexed hereto as Exhibit 10.1(iv) and (iii) the execution and delivery of any other document, certificate or agreement to be delivered hereunder in connection herewith, will not (a) result in any violation of and will not conflict with, or (b) result in a breach of any of the terms of, or constitute a default under, or (c) constitute an event which with notice or the passage of time or both would constitute a default under, or (d) result in the imposition of any lien or any other encumbrance on or with respect to any of the Assets as a result of any provision of, or (e) result in the acceleration of any provision of, any law of any type whatsoever to which Seller is subject, Seller's Operating Agreement or similar governing document, as amended, or By-Laws, as amended, or any mortgage, indenture, agreement (written or oral), instrument, judgment, decree, order, rule or regulation or other restriction to which Seller is a party or by which it or any of its business, properties or assets, is or

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may be bound or affected.

          5.4 No Consents. Except with respect to any consents to assignments required pursuant to Section 8.6 hereof, no consent, approval, qualification, order or authorization of, or filing with, any governmental authority or any of Sellers' members, lenders or other creditors is required in connection with Seller's valid execution, delivery and performance of this Agreement and all other agreements, instruments and documents to be delivered hereunder in connection herewith. Notwithstanding the foregoing (or anything else to the contrary in this Agreement or the Schedules or ancillary agreements), Purchaser acknowledges that consents to the transactions contemplated by this Agreement are required from Heritage Bank (with respect to the Seller's bank financing), Highland Industrial Properties, L.L.C. (with respect to the Seller's lease of its Varsity Drive, Ann Arbor, Michigan premises), and the U.S. Department of Defense (with respect to Seller's contract with the Defense Department), and that none of such consents will be obtained from those parties, Purchaser hereby expressly waiving any requirement that Seller obtain such consents and waiving any claim against the Seller arising out of the failure to obtain such consents.

          5.5 Due Authorization. Seller has full legal right, power and authority to enter into and perform this Agreement and all other agreements, instruments and documents to be delivered hereunder in connection herewith, and the execution and delivery hereof by Seller and the consummation of the transaction contemplated hereby have been duly authorized and approved by the Managers and Members and constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms. Certified copies of the resolutions of Seller's Managers regarding the foregoing are attached hereto as Exhibit 10.1(v). Such resolutions have not been altered, amended, modified, rescinded or revoked.

          5.6 Brokers or Finders. Seller represents that neither Seller nor any of Seller's officers, directors, agents or employees has taken any action to cause Purchaser to incur any liability whatsoever to any party for any brokerage commission, finder's fee, agent's commission or similar fee in connection with this Agreement or any transaction contemplated hereby.

          5.7 Financial Statements. Annexed hereto as Schedule 5.7 are copies of a balance sheet of Seller dated as of June 30, 2000 and statements of accounts payable dated as of July 31, 2000 and accounts receivable dated as of June 30, 2000. The foregoing financial statements are hereinafter referred to as the "Financial Statements". The fiscal year pertaining to the Financial Statements is the calendar year. Pursuant to Section 8.10 of this Agreement, Seller's Chief Financial Officer or Member of equivalent rank and function shall certify, and the Seller hereby represents and warrants, that to the best of Seller's knowledge:

                  (i) Each of the Financial Statements, together with the notes thereto


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(A) is in agreement with the books,  records and  accounting  methods of Seller,
(B) is complete and correct and presents fairly the financial position, results of operations and changes in financial position of the Business as of the dates and for the periods indicated, and (C) have been prepared in accordance with accounting principles consistently applied throughout the periods involved. The books of account of Seller fully and fairly reflect all of the transactions of Seller and are complete and correct;

                  (ii) Since June 30, 2000, there has not been any material adverse change in the financial condition, results of operations or in the business, properties or assets of Seller; and

                  (iii) At June 30, 2000, the Seller did not have any material obligation or liability, absolute or contingent, which had accrued at that date, or had arisen out of transactions effected prior to that date or was attributable to periods prior to that date or to action taken or omitted to be taken during such periods, other than such obligations and liabilities as are shown or provided for on Seller's balance sheet as of said date, included in the Financial Statements, together with the notes thereto, or as are set forth in the Schedules referred to herein.

          5.8 Exclusive Contracts. Except as set forth on Schedule 5.8, the Seller has entered into no oral written or other agreements with former, existing or future customers, sales representatives or other parties which provide any exclusive rights to such party for the sale, purchase, marketing or distribution of any of the products of the Business.

          5.9 Effective Permits; Transferability. Annexed hereto as Schedule 5.9 are photocopies of all Permits. The Permits are transferable to Purchaser. Except as set forth on Schedule 1.3, and to the best of the Seller's knowledge, there is a Permit for all aspects of the Business and Assets requiring a Permit. Each Permit is in full force and effect, is not in default, all fees payable in connection therewith have been paid and Seller has received no notice that it has not complied with the material terms of the Permits.

          5.10 Other Contracts. Schedule 5.10 contains photocopies of all Other Contracts, which Other Contracts are assignable to Purchaser. Except as set forth on Schedule 1.5, to the best of Seller's knowledge, Seller is not a party to any agreement not entered into in the ordinary course of business, or to any indenture, mortgage, deed of trust, lease or other agreement.

          5.11 Title to Assets. To the best of the Seller's knowledge, the Seller (and no other person) has good and marketable title to all the Assets, free and clear of any and all (i) restrictions on or conditions to transfer or assignment, and (ii) mortgages, liens, pledges, charges, encumbrances, claims, and other covenants, conditions or restrictions except as set forth on Schedule
5.11. Except as otherwise represented herein, to the best of Seller's knowledge, Seller is not party to, nor are the Assets bound by any agreement,

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restriction  or condition  which is adverse to the Assets or Seller's  business, properties or financial condition. To the best of Seller's knowledge, there are no undisclosed liabilities or obligations with respect to the Assets, either accrued, absolute, direct, contingent or otherwise, which would materially impair the value of the Assets, except as set forth on Schedule 5.11.

          5.12 Certain Defaults and Violations. Except as set forth to the contrary in this Agreement, the Certain Contracts and Other Contracts (collectively "the Agreements") all are in full force and effect on all parties thereto, and Seller has received no written notice that Seller has not fully complied with all terms and conditions therein. To the best of Seller's knowledge, except as set forth on Schedule 5.12, there exists no fact which, with the passage of time or the giving of notice, would constitute a default thereunder or entitle any other party to terminate or amend any of such Agreements. Except as set forth on Schedule 5.12, Seller has received no notice that any party to any of the Agreements intends to cancel or terminate any of them or to exercise or not to exercise any options thereunder.

          5.13 Trademarks and Similar Rights. Schedule 1.6 annexed hereto contains a brief description of (i) all trademarks, trade names and copyrights, or applications therefor, and all of the trade secrets, processes, formulas, technical information and know-how, of every kind and description which are used or relate to the Business and Assets, including, without limitation, those owned by or registered in the name of Seller or in which Seller has any right, title or interest (ii) all license agreements to which Seller is a party, either as licensor or licensee, with respect to any trademarks, trade names or copyrights, and (iii) all claims alleging that in the conduct of Seller's business as now conducted Seller is infringing any patents, trademarks, trade names or copyrights of others.

          5.14 Compliance with Laws; Licenses. Except as set forth on Schedule 5.14, and to the best of the Seller's knowledge, (i) Seller has complied with all laws, regulations, ordinances, licensing requirements and orders to which it is subject (collectively, "Laws"), including without limitation, all zoning Laws, applicable to its Assets and the Business, the breach or violation of which could have a material adverse effect on the Assets or Business; (ii) Seller has filed with the proper authorities all statements and reports required by the Laws; (iii) Seller possesses all necessary licenses, franchises and permits to conduct the Business in the manner in which and in the jurisdictions and places where such Business are now conducted; and (iv) operations of the Business is a permitted use under applicable Laws. Except as set forth on
Schedule 5.14, Seller has not, within the past three (3) years, received any notice (oral or written) from any federal, state, county or municipal governmental authority alleging a violation of any Law in connection with the Business or the Assets.

         5.15 Litigation. Schedule 5.15 annexed hereto contains a true and correct list of all civil, criminal, administrative, arbitration or other actions, suits, proceedings

(including, without limitation, condemnation or proposed condemnation proceedings) or investigations pending, or to the best of Seller's knowledge, threatened against or affecting Seller, the Assets or the Business, at law or in equity or admiralty or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Except to the extent indicated in Schedule 5.15, none of such actions, suits, proceedings or investigations, either (i) involves a claim for an amount exceeding the amount recoverable by Seller from insurance, subject to the deductible amounts under said policies, or (ii) would, if adversely determined, result in any material adverse change in the condition, financial or other, of the Assets or the Business. Seller is not subject to any continuing court or administrative order, writ, injunction or decree, applicable to it or the Assets or the Business, and is not in default with respect to any order, writ, injunction or decree, of any court or federal, state, municipal or other governmental or quasi-governmental department, commission, board, agency or instrumentality, domestic or foreign.

         5.16 Taxes Paid; Etc.

                           (i) Seller has filed all federal, state and local tax
                  returns required to be filed, and has paid all federal, state and local taxes which are due and payable as shown on such returns, and any assessments received by Seller have been paid.

                           (ii) There are no pending or, to Seller's  knowledge,
                  threatened tax examinations, claims, liens, assessments, deficiencies or liabilities to which the assets, business or properties of Seller may be subject.

                           (iii)   Seller  has  not   consented  to  extend  the
                  limitations period for the assertion of any claim for any federal, state or local tax liability.

          5.17 No Material Changes. Since April 30, 2000, except as set forth herein or in any Schedule referred to herein, and to the best of the Seller's knowledge, Seller has not (i) incurred or become subject to, or agreed to incur or become subject to, any obligation or liability, absolute or contingent, except for obligations entered into in the ordinary course of business; (ii) granted any increases in the wages or salaries of employees of the Business except in the ordinary course of business and consistent with past practice;
(iii) paid any bonus or made any similar payment; (iv) canceled or agreed to cancel any debts or claims of the Business except in the ordinary course of business; (v) suffered any extraordinary losses or waived any rights of substantial value; (vi) directly or indirectly paid or made a commitment to pay any severance or termination pay to any officer or executive employee of the Business; (vii) made any material change in its mode of management or operation or method of accounting; (viii) made any capital expenditures or entered into commitments therefor with respect to the Business, other than expenditures or commitments not exceeding $5,000 in the aggregate; (ix) entered into any other transaction except in the ordinary course of business; or (x) entered into any Contract which requires a payment more than one (1) month in advance, nor accepted any payments under any contract more than one (1) month in advance.

          5.18 Books and Records; Customer Lists. Schedule 5.18 annexed hereto contains a list of all of the material books and records of Seller pertaining to the Assets and the Business, including, without limitation, lists, telephone directory listings, credit records and information, purchase and sales records and information, advertising records, information and materials, sales promotion records and information, market research data, records and information as to meeting competition and all other contracts, files, instruments, literature and other documents pertaining to the Business.

          5.19 Labor Matters; Benefit Plans. There is no strike or other labor dispute involving Seller pending or threatened which would adversely affect the Assets or the Business, properties, rights or goodwill of Seller. All employees of Seller are employees at will. Seller acknowledges that Purchaser shall not be obligated to hire any employees of Seller.

          5.20 Receivables. To the best of Seller's knowledge: The accounts and other receivables shown on the balance sheets included in the Financial Statements, and the receivables that will exist on the Closing Date, are and will be bona fide receivables, without claim or set-off, except for the set-off rights regarding the receivables from the Purchaser which, to the best of Seller's knowledge, will be paid in accordance with their terms.

         5.21 Easements, Etc. Schedule 5.21 annexed hereto sets forth all of the easements, licenses or rights of way held or used by Seller not otherwise set forth herein.

          5.22 Disclosure. Neither this Agreement (including the Exhibits and Schedules referred to herein and each of the Financial Statements and notes thereto) nor any documents furnished pursuant hereto by Seller (collectively the "Documents"), contains any false or misleading statements respecting Seller, the Assets or the Business.

         5.23 Environmental Matters. To the best of the Seller's knowledge:

                    (i) Seller is in  compliance  with all  applicable  Federal, state and local laws and ordinances, including, but not limited to, the Resource Conservation Recovery Act (42 U.S.C. 6901, et Seq.), the Comprehensive Environmental Responsibility and Liability Act (42 U.S.C. 9601 et seq.) and the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 et seq.).

                    (ii) There have been no claims,  litigation,  administrative proceedings, whether actual or threatened, or judgments or orders, relating to any hazardous substances, hazardous wastes, discharges, emissions or other forms of pollution relating in any way to the operation of the Business or to any real estate owned or, to Seller's knowledge, leased by Seller (collectively, "Real Estate").

                    (iii) There have been no hazardous  substances  or hazardous wastes, as defined by the Resource Conservation and Recovery Act (42 U.S.C. Subsection 6901, et seq.) and the Comprehensive Environmental Responsibility Compensation and Liability Act 42 (U.S.C. Subsection 9601, et seq.), generated, manufactured, refined, transported, treated, stored, handled or disposed of on the Real Estate by Seller or, to Seller's knowledge, any lessor, previous owner or occupant of the Real Estate or any other person.

                    (iv) There have been no  discharges,  spillages or disposals of hazardous substances or hazardous wastes (as defined in Section 5.23 (ii) above) on the Real Estate by Seller, or, to Seller's knowledge, any lessor or previous owner or occupant of the Real Estate or any other person.

          5.24 No Severance. All of the Seller's employees are currently serving without the benefit of written employment agreements and are therefore deemed to be at will employees under Michigan law. The Seller is under no legal obligation to pay severance pay to any of the Seller's employees.

          5.25 Certain Indebtedness. Set forth on Schedule 5.25 annexed hereto is a list of all secured indebtedness and other secured liabilities to which the Assets are subject (the "Indebtedness"), including the respective names and addresses of the obligors and obligees, the amount of and security for the Indebtedness. All such Indebtedness, except for the Indebtedness of Michigan Heritage Bank, which the Purchaser has agreed to assume on its existing terms and conditions, shall be satisfied and discharged by the Seller at or before the Closing.

         5.26 Investment Representations. The Seller shall cause itself, and each Member and Manager to execute the form of investment letter annexed hereto as Schedule 5.26 wherein each shall acknowledge, accept and/or represent that:
(i) the Shares will be "restricted securities" as that term is defined under the Act; (ii) the Shares will be acquired solely for investment purposes and without a view towards the resale or distribution thereof; (iii) the Shares will be held for the applicable one year holding period proscribed by Rule 144 under the Act;
(iv) the holding period of the Shares may be voluntarily extended upon the request of the Purchaser's investment banker, so long as all other existing Shareholders of the Purchaser agree to a similar holding period; (v) any sale of the Shares will be accomplished only in accordance with the Act or the rules and regulations of the SEC adopted thereunder; (vi) a standard form of restrictive legend shall be imprinted on all certificates representing the Shares; and (vii) a standard form of stop transfer order shall be imposed against the Shares on the books and records of the

Company's transfer agent.

         5.27 No Retail Sales. Seller does not make sales at retail to end users and therefore is not required by law to collect or remit sales tax to any governmental authority.

                                    SECTION 6

             Representations, Warranties and Covenants of Purchaser

         Purchaser represents and warrants to Seller the following, which shall be true as of the date hereof, and which representations and warranties shall survive the Closing:

          6.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

          6.2 Due Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser and this Agreement (together with all documents and instruments executed by Purchaser in connection herewith) constitutes the valid, legal and binding obligation of Purchaser, enforceable in accordance with its terms.

         6.3 Certain Documents. Purchaser acknowledges that it has received copies of and reviewed the Financial Statements set forth on Schedule 5.7.

          6.4 Brokers or Finders. Purchaser represents that neither Purchaser nor any of Purchaser's officers, directors, agents or employees has taken any action to cause Seller to incur any liability whatsoever to any party for any brokerage commission, finder's fee, agent's commission or similar fee in connection with this Agreement or any transaction contemplated hereby.

         6.5 Confidentiality. The Purchaser hereby covenants and agrees to keep confidential any and all information concerning the Seller that the Purchaser learned or acquired pursuant to the Purchaser's due diligence investigation of the Seller under and pursuant to Section 7.1 of this Agreement.

        6.6 Capitalization. As of the date of this Agreement the authorized capitalization of the Purchaser is comprised of 9,000,000 shares of Common Stock, $.001 par value per share ("Common Shares"), and 500,000 shares of "blank check" preferred stock, $.001 par value (the "Preferred Shares"). Similarly, the Purchaser's issued and outstanding capitalization consists of: (i) 4,383,600 Common Shares and no Preferred Shares; (ii) five year options to purchase an aggregate of 463,640 Common Shares at $5.00 per Common Share expiring on October 31, 2001; (iii) five year options to purchase an aggregate of 36,360 Common Shares at $5.50 per Common Share expiring on October 31, 2001; (iv) five year Warrant issued to Telpac Corporate Services pursuant to the Term Sheet between the Purchaser and the Seller dated May 6, 2000 to purchase 50,000 shares at $2.00 per common share; and (v) underwriter's warrants to purchase an aggregate of 36,720 Common Shares at $5.50 per Common Share. As of the date of this Agreement the Purchaser's fully diluted capitalization is comprised of 4,970,320 Common Shares.

      6.7 Proposed Financing. As of the date of this Agreement, the Purchaser is engaged in a private offering of a minimum of 12 ($300,000) and a maximum of 40 ($1,000,000) units offered at $25,000 per unit (the "Units"). Each Unit consists of 25,000 shares of the Purchaser's Common Stock, offered at $1.00 per share and a five year warrant to purchase 25,000 shares of the Purchaser's Common Stock at $3.00 per share during the first year, $4.00 per share during the second year and $5.00 per share during the third year (the "Financing"). The Purchaser is conducting the Financing solely to "accredited investors" under and pursuant to the provisions of Rule 506 of Regulation D under the Securities Act of 1933, as amended so as to be exempt from registration thereunder.

             6.8 Acknowledgment of Debt. The Purchaser acknowledges and agrees that it is indebted to the Seller in the aggregate amount of $54,751.91 and is holding 485 controller boards (inventory) belonging to the Seller valued at $346 per board. In the event the Financing is not consummated as hereinabove provided in Section 6.7, and the Seller has elected to terminate this Agreement, the $54,751.91 in indebtedness shall be paid by the Purchaser to the Seller within 60 days from the Seller's notice of cancellation, and the 485 controller boards shall be returned to the Seller.

            6.9 Payment of Seller's Delinquent Rent and Other Obligations. The Purchaser acknowledges and agrees that upon the Closing, it shall deliver to the Seller $29,168.36 of the net proceeds derived from the Financing, to repay monies advanced on the Seller's behalf for delinquent rent ($15,382.18), and for the payment of certain other accrued payables ($13,786.18) of Seller.

         6.10 Offering Memorandum. Purchaser represents and warrants that the information contained in the Offering Memorandum attached hereto as Schedule
6.10 is true and correct in all material respects.

                                    SECTION 7

                               Covenants of Seller

          7.1 Access. Seller covenants and agrees that throughout the period prior, up to and including the Closing Date, it shall allow Purchaser and Purchaser's accountants and other representatives reasonable access, during normal business hours throughout the period prior to the Closing Date, to all of Seller's properties, facilities, contracts, commitments, undertakings, books, records and files and will furnish to Purchaser and/or Purchaser's representatives all such information concerning the affairs of Seller as Purchaser or its representatives reasonably may request.

         7.2 Operations in Ordinary Course. Seller covenants and agrees that throughout the period prior, up to and including the Closing Date, it shall:

                    (i) Continue to operate the Business in accordance with current industry practices, and to preserve for Purchaser the goodwill of the suppliers and customers of Seller and others having business relations with Seller;

                    (ii) Not enter into any contract,  commitment or arrangement or take any of the  actions  of the types  prohibited  in Section
               5.17 hereof other than in the ordinary course of the Seller's business;

                    (iii) Continue to maintain the existing insurance on the Assets.

          7.3 No Settlements. Seller covenants and agrees that throughout the period prior, up to and including the Closing Date, it shall not enter into any material compromise or settlement of any litigation, proceeding or governmental investigation relating to the Business or the Assets, unless Seller shall have first consulted with Purchaser regarding such compromise or settlement.

          7.4 Certain Renewals. Seller covenants and agrees that throughout the period prior to, up to and including the Closing Date, it shall not terminate its current lease for office space without first consulting with the Purchaser.

         7.5 Accounts Receivable. From and after the Closing Date, any Accounts Receivable (as defined in Section 1.8) shall be promptly remitted to Purchaser. This Section 7.5 shall survive the Closing.

          7.6 No Public Statements. From and after the date of this Agreement, Seller and Seller's Members, employees and agents agree to make no public statements regarding the execution or terms of this Agreement. Seller's obligations pursuant to this Section 7.6 shall continue until the date the Purchaser publishes a press release or makes any other public announcement.

         7.7 Disputed Writing. Seller warrants, covenants and agrees that, provided that this transaction closes according to its terms, Seller shall not view a certain disputed prior writing characterized by the Seller as an asset purchase agreement by and between the Purchaser and Seller dated December 31, 1998 (the "Disputed Writing") as a legally enforceable contract and Seller irrevocably waives pursuing any claims or actions against Purchaser based on or arising out of the Disputed Writing. Seller further warrants, covenants and agrees that the Agreement is the final and controlling asset purchase agreement by and between Purchaser and Seller. This
Section 7.7 shall survive the Closing.

         7.8 No Seller Interference. From and after the date of this Agreement, the Seller (and each of its Members) shall refrain from engaging in any act which in any manner whatsoever interferes with the rights of the Purchaser under the Certain Contracts, the Permits, the Books and Records, the Other Contracts, the Intellectual Property or any other asset included in the Assets. This section shall not apply to any act or omission taken by Steve Shulman.

                                    SECTION 8

         Conditions Precedent to the Obligations of Purchaser

         The obligations of Purchaser to consummate the transactions under this Agreement at the Closing are, at the option of Purchaser, subject to the fulfillment to its satisfaction on or before the Closing Date of the following conditions:

          8.1 Representations and Warranties Correct. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

          8.2 Performance. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Seller on or before the Closing Date, shall have been complied with and performed in all material respects.

          8.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

         8.4 Delivery of All Exhibits and Schedules. Seller shall have delivered all certificates, Exhibits, and Schedules required pursuant to this Agreement in form and substance reasonably satisfactory to Purchaser and its counsel.

          8.5 No Actions Pending. There shall be no action or proceeding before any court or governmental body pending or threatened wherein an unfavorable judgment, decree or order would: (i) prevent the carrying out of this Agreement or any of the transactions or events contemplated hereby; (ii) declare unlawful or invalid transactions or events contemplated by this Agreement; (iii) cause such transactions to be rescinded; (iv) require Purchaser to divest itself of any of the Assets; (v) adversely and materially affect the right of Purchaser after the Closing Date to own, operate or control any of the Assets; or (vi) require Purchaser to pay damages as a result of any of the transactions contemplated by this Agreement.

          8.6 Consents, Waivers, Etc. All consents, waivers, approvals, licenses or authorizations of third parties or governmental authorities or any amendments or modifications to existing agreements with third parties required as a pre-condition to the consummation of the transactions contemplated hereby, shall have been duly obtained.

          8.7 Sales Tax Lien Clearance. Seller shall have filed with the State of Michigan any and all notices as shall be required under applicable law and received any such written evidence so as to insure that the State of Michigan has no possible claim for or lien against any of the Assets for or with respect to any tax on or relating to the Assets or the Business of the Seller. In the event that the State of Michigan shall be unable to provide clearance pursuant to the foregoing sentence, and instead notifies the Seller of the existence of a possible claim for tax, the Purchaser shall thereupon place into escrow such number of Shares comprising the Purchase Price and for such time as shall be required by the State of Michigan in satisfaction of any tax liability shown to be due to the State of Michigan.

         8.8 Notification of Creditors. [intentionally deleted]

         8.9 Opinion of Counsel. Purchaser shall have received an opinion (the "Opinion of Seller's Counsel") of Seyburn, Kahn, Ginn, Bess and Serlin, P.C. ("Seller's Counsel"), dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, to the effect that:

                    (i) the Seller is a limited liability company duly organized and validly existing under the laws of the State of Michigan;

                    (ii) each of the Agreement and all other agreements, instruments and documents to be delivered in connection therewith, have been duly authorized by Seller and is the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and other laws of general application now or hereafter in effect relating to the rights and remedies of creditors, subject to the available laws of equitable remedies;

                    (iii) the delivery to Purchaser of the documents of transfer
               contemplated  by  this  Agreement   transfers  to  the  Purchaser
               whatever title the Seller owns in the Assets;

                    (iv) Seller's Counsel does not know of any action, suit, proceeding, investigation or claim pending or threatened, against or affecting Seller or any assets, business, property or rights of Seller except as set forth in Schedule 5.15 hereto;


                    (v) The sale by Seller to  Purchaser  on the Closing Date of the Assets pursuant to the terms of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of law; or (ii) to the best of counsel's knowledge result in any breach of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any property of Seller under any lease, indenture or other agreement (written or oral) or other instrument to which Seller is a party or by which Seller or the Assets or the Business may be bound or affected; and

                    (vi) Seller has taken all action required on its part to consummate the transactions contemplated by this Agreement. No filing with any federal, state or local governmental authority (including, without limitation, any taxing authorities) is required in connection with the consummation of the transactions contemplated by this Agreement.

                    (vii) The "bulk sales law" has been repealed in the State of
               Michigan, and no other Michigan law requires a Seller of substantially all of its assets to give notice to its creditors of such sale.

         8.10 Payment of Indebtedness. [Intentionally deleted]

         8.11 Certification of Seller's CFO. The Seller's Chief Financial Officer or Member of equivalent rank and function shall certify:

                    (i) As required by paragraph 5.7 with respect to the Financial Statements;

                    (ii) Seller has filed all federal, state and local tax returns required to be filed, and all federal, state and local taxes which are due and payable, and any assessments received by Seller have been paid.

                    (iii) There are no pending or, to Seller's knowledge, threatened tax examinations, claims, liens, assessments, deficiencies or liabilities to which the assets, business or properties of Seller may be subject.

                    (iv) Seller has not consented to extend the limitations period for the assertion of any claim for any federal, state or local tax liability.

         8.12 Shareholders Agreement. Execution of Shareholder Agreement by Seller, certain members of Seller, Purchaser and certain stockholders of Purchaser.

                                    SECTION 9

              Conditions Precedent to the Obligations of the Seller

The obligations of Seller to consummate the transactions under this Agreement at the Closing are, at the option of the Seller, subject to the fulfillment to its satisfaction on or before the Closing Date of the following conditions:

          9.1 Performance. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been complied with and performed in all material respects.

          9.2 Representations and Warranties Correct. All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          9.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to Seller and its counsel.

          9.4 Opinion of Purchaser's Counsel. Seller shall have received an opinion (the "Opinion of Purchaser's Counsel") of Lester Yudenfriend, Esq.
("Purchaser's Counsel"), dated the Closing Date, in form and substance reasonably satisfactory to Seller, to the effect that:

                    (i) the  corporate  existence and good standing of Purchaser are as represented and warranted in Section 6.1;

                    (ii) this Agreement is the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency and other laws of general application now or hereafter in effect relating to the rights and remedies of creditors, subject to the available laws of equitable remedies;

                    (iii) Purchaser's Counsel does not know of any action, suit, proceeding, investigation or claim pending or threatened, against or affecting Purchaser or any assets, business, property or rights of Purchaser; and

                    (iv) When issued and  delivered  to the Members and Managers of the Seller, the Shares will be duly and validly issued, fully paid and non- assessable with no personal liability attaching to the ownership thereof.

         9.5 Financing Contingency. In the event that Purchaser has not sold a minimum of $300,000 worth of units in the Private Offering on or before July 28, 2000, and all other conditions for Closing are satisfied, the Purchaser shall have the right to terminate this Agreement.

        9.6 Consents, Waivers, Etc. All consents, waivers, approvals, licenses or authorizations of third parties or governmental authorities or any amendments or modifications to existing agreements with third parties required as a pre-condition to the consummation of the transactions contemplated hereby, shall have been duly obtained.

                                   SECTION 10

                    Closing Documents; Documents of Transfer

         10.1 Seller's Deliveries. At the Closing, Seller shall deliver or cause to be delivered or made available to Purchaser:

                    (i) All original Certain Contracts, Other Contracts and Site
               Leases in Seller's possession or obtainable by Seller.

                    (ii) The original Permits.

                    (iii) A duly  executed  bill of sale, in the form of Exhibit
               10.1(iii) annexed hereto, for the Assets.

                    (iv) A duly executed  assignment  and  assumption  agreement
               (the "Assignment"), in the form of Exhibit 10.1(iv) annexed hereto, to Purchaser of all of Seller's title and rights in the Permits, the Certain Contracts, the Other Contracts, the Intellectual Property, the Accounts Receivable and the Prepaid Expenses.

                    (v)  An  executed  and  certified   resolution  of  Seller's
               Managers, in the form of Exhibit 10.1(v) hereto, authorizing the execution, delivery and performance of this Agreement.

                    (vi) Such  consents  of third  parties  as are  required  to transfer any of the Assets to Purchaser.

                    (vii) The Books and Records.

                    (viii) The Opinion of Seller's Counsel.

                    (ix) A list of the Accounts  Receivable and Prepaid Expenses existing as of the Closing Date.

                    (x) Any and all  necessary  UCC-3  Statements of Release and all other discharges and releases necessary to delivery the Assets free and clear of all liens, claims and encumbrances (except as specifically excepted in this Agreement and the Schedules and Exhibits annexed hereto), together with evidence of the satisfaction of all Indebtedness.

                    (xi) Such other  documents  as counsel for  Purchaser or its title company shall reasonably request.

                    (xii) Updated Schedules, if any.

                    (xiii) The Certification of Seller's Chief Financial Officer required under Section 8.11 of this Agreement.

         10.2 Purchaser's Deliveries. On or before the Closing Date, Purchaser shall deliver or cause to be delivered to Seller:

                    (i) The Purchase Price set forth in Section 2.1 hereof.

                    (ii) An executed and  certified  resolution  of  Purchaser's
               Board of Directors, in the form of Exhibit 10.2(ii) annexed hereto, authorizing the execution, delivery and performance of this Agreement.

                    (iii) The Opinion of Purchaser's Counsel.

                    (iv) Evidence of the funding of the Escrow Fund (as hereinafter defined) by Purchaser.

                    (v) Such other documents as counsel for Seller shall reasonably request.

                                   SECTION 11

                           Adjustments and Prorations

          11.1 All Accounts Receivable existing as of the Closing Date shall, upon the Closing, become the property of Purchaser. If any Accounts Receivable are remitted to Seller after the Closing, such remittances shall immediately be forwarded to Purchaser pursuant to Section 7.5 hereof.

          11.2 If, as of the Closing Date there shall be more than Four Hundred Thirty- Eight Thousand Eight Hundred Eighty Dollars and Twenty Cents ($438,880.20) of Assumed Liabilities, then if Purchaser assumes such excess Assumed Liabilities and actually pays them the Purchaser shall decrease the Purchase Price (through an adjustment to the escrowed shares) by one Share for each Two Dollars and Fifty Cents ($2.50) of excess Assumed Liabilities.

                                   SECTION 12

                                 Indemnification

          12.1 Indemnification by Seller. Seller shall, and hereby agrees to, indemnify, defend and hold Purchaser harmless from, against and in respect of the following up to an aggregate maximum of $125,000 for all such claims:

                           (i) Any and all  liabilities,  obligations,  damages,
                  losses, costs or expenses of Purchaser resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of Seller under this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished by Seller to Purchaser under this Agreement;

                           (ii) Any and all liabilities,  obligations,  damages,
                  losses, costs or expenses of Purchaser arising out of or resulting from (A) the failure of Seller to satisfy or perform any Excluded Liability, (B) all tax liabilities or obligations of Seller existing at the Closing Date, and (C) claims of third parties asserted against Purchaser by reason of acts or omissions of Seller or employees, agents, servants, representatives or independent contractors of Seller occurring prior to the Closing Date; and

                           (iii) All claims, actions, suits, proceedings, demands, assessments, judgments, expenses (including reasonable attorneys' fees) and costs (collectively, "Costs") incident to any of the foregoing.

                  12.2 Procedure. Should any Cost be asserted against Purchaser, Purchaser shall notify Seller of such Cost and give Seller an opportunity to defend same and settle same without any cost to Purchaser, and Purchaser shall fully cooperate with Seller in connection with such defense, which shall be at Seller's expense. In the event that Seller fails to defend the same within a reasonable length of time, Purchaser shall be entitled to assume the defense thereof, and Seller shall be liable to repay Purchaser for all its expenses incurred in connection with said defense (including attorneys' fees and settlement payments).

         12.3 Basket. Purchaser shall not be entitled to recover any damages under this indemnification Section 12 unless and until the Purchaser's aggregate claims for indemnification exceed $25,000, at which time the Purchaser shall be entitled to recover all such damages (up to the aggregate amount in Section 12.1).

         12.4 Indemnification by Purchaser. Purchaser shall, and hereby agrees to, indemnify, defend and hold harmless Seller from and against, and in respect of:

                           (i) Any and all  liabilities,  obligations,  damages,
                  losses, costs or expenses of Seller resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished by Purchaser to Seller under this Agreement; and

                           (ii) Any and all liabilities,  obligations,  damages,
                  losses, costs or expenses of Seller arising out of or resulting from (A) the failure of Purchaser to satisfy or perform any Assumed Liability; (B) all tax liabilities or obligations of Purchaser from and after the Closing Date and which are not Seller's responsibility hereunder; and (C) claims of third parties asserted against Seller by reason of acts or omissions of Purchaser or employees, agents, servants, representatives or independent contractors of Purchaser occurring after the Closing Date; and

                           (iii) All claims, actions, suits, proceedings, demands, assessments, judgments, expenses (including reasonable attorneys' fees) and costs (collectively, "Costs") incident to any of the foregoing.

                           (iv) Notwithstanding anything to the contrary in this
                  Section 12.4, Purchaser's liability under this Section 12.4 shall not exceed an aggregate maximum of $125,000 for all such claims (excepting claims arising out of Purchaser's failure to pay any of the Assumed Liabilities, and claims arising out of the representations and warranties made in Section 6.6, 6.7 and 6.9 hereof); furthermore Seller shall not be entitled to recover any damages under this Section 12.4 unless and until the Seller's aggregate claims for indemnification exceed $25,000 (excepting claims relating to: payment of the purchase price, assumption of liabilities, or, payments of the sums in
                  Section 6.9 hereof), at which time the Seller shall be entitled to recover all such damages (up to the aggregate amount in this Section 12.4(iv)).

          12.5 Procedure. Should any Cost be asserted against Seller then Seller shall notify Purchaser of such Cost and give Purchaser an opportunity to defend the same and settle same without any cost to Seller, and the Seller shall fully cooperate with Purchaser in connection with such defense, which shall be at Purchaser's expense. In the event that Purchaser fails to defend the same within a reasonable time, Seller shall be entitled to assume the defense thereof, and Purchaser shall be liable to repay Seller for all its expenses incurred in connection with said defense (including attorneys' fees and settlement payments).

         12.6 This Section 12 shall survive the Closing of this Agreement for a period of one year.

                                   SECTION 13

                              Intentionally Omitted

                                   SECTION 14

                            Notification of Creditors

                              Intentionally Omitted

                                   SECTION 15

                                  Risk of Loss

          15.1 The risk of loss or damage to the Assets, by fire or otherwise, until the Closing Date, shall be borne by Seller and after Closing by Purchaser. During such period of time that Seller bears the risk of loss or damage to the Assets, Seller shall be entitled to all proceeds of applicable insurance.

                                   SECTION 16

                                  Condemnation

          16.1 In the event of receipt, prior to Closing, of written notice (a "Condemnation Notice") by Seller that a governmental agency, body, commission, bureau or other authority desires to acquire any portion of the Assets by condemnation or eminent domain proceedings (a "Taking"), Seller shall immediately notify Purchaser in writing. In no event shall Seller agree to terminate, sell or transfer its interest in the Assets without the prior written consent of Purchaser. In the event that all or any portion of the Assets be taken or transferred in the aforesaid proposed eminent domain or condemnation proceedings before the Closing Date, Purchaser shall have the right either to terminate this Agreement, in which event all monies deposited by Purchaser hereunder shall be returned to it, together with any interest earned thereon, whereupon this Agreement shall be null and void and neither party shall have any rights against the other, or to elect to proceed hereunder and receive credit against the Purchase Price for the amount received by Seller, when determined finally from the condemning authority; provided, however, that if the amount of compensation by reason of said Taking shall not have then been finally determined and Purchaser elects to proceed hereunder, Purchaser shall pay the Purchase

Price as herein provided, and any sums so received by Seller for the Assets subject to the Taking shall be paid to Purchaser. Seller warrants and represents to Purchaser that no Taking has occurred within the past three (3) years, nor has Seller received any Condemnation Notice within the past three (3) years with respect to the Business or the Assets.

                                   SECTION 17

                            Post-Closing Escrow Fund

          17.1 At the Closing hereof, an aggregate of 50,000 Shares or the equivalent of One Hundred Twenty-Five Thousand ($125,000.00) Dollars in value of Shares computed at $2.50 per Share (the "Escrow Fund") shall be deposited with an escrow agent (the "Escrow Agent") in accordance with paragraph 2.1 hereof. The Escrow Agent shall be Continental Stock Transfer & Trust Company. Said Escrow Fund shall be held by the Escrow Agent for a period not to exceed one (1) year from the Closing Date (the "Escrow Period"), subject to the terms hereof.

          17.2 In the event that, at any time during the Escrow Period, Purchaser shall claim that Seller has breached any of its representations, warranties or covenants hereunder, or any claim is made against Purchaser by a creditor of Seller with respect to a liability of Seller or the Business accruing prior to the Closing Date other than the Assumed Liabilities, or if Purchaser shall incur any Cost (as defined in Paragraph 12.2(iii)) (collectively, a "Claim"), it shall provide notice thereof to Seller, with a copy to the Escrow Agent, such notice to set forth with particularity the specifics of any such Claim, and Seller shall have the right to cure same in accordance with the provisions of Paragraph 17.5 hereof or to dispute or contest any such Claim. In the event that Seller does not dispute or contest any such Claim and/or fails to cure same pursuant to Paragraph 17.5 hereof, Purchaser may thereafter furnish to the Escrow Agent a duly executed and notarized affidavit setting forth the specifics of any such Claim, including, without limitation, the amount thereof and basis therefor, the date of the notice thereof to Seller and a certification that Seller has not disputed or contested same or has failed to cure same within the time provided for herein. Unless Seller has paid to Purchaser the amount of such Claim within ten (10) days after receipt by Escrow Agent of the notice and certification of Seller, the Escrow Agent shall on the 10th day after receipt promptly deliver to Purchaser from the Escrow Fund, such number of Shares as shall equal the amount of such Claim divided by $2.50. In the event, however, that Seller shall elect to dispute or contest any such Claim, he shall be required, within ten (10) days of Purchaser's notice hereunder, to provide notice thereof to Purchaser, with a copy to the Escrow Agent, which notice shall set forth with particularity the specifics of any such dispute or contest as between the parties hereto or their successors or representatives. In the event of any such dispute or contes, Purchaser and Seller hereby agree that any such dispute or contest shall be settled in the City of Pittsburgh, State of Pennsylvania, by a single arbitrator appointed in accordance with the commercial rules then in force of the American Arbitration Association, the decision of which shall be deemed to be final, and judgment upon any award or decision rendered thereby may be entered in any court having jurisdiction thereof. Purchaser and Seller hereby submit to the in personam jurisdiction of the American Arbitration Association in the City of Pittsburgh, State of Pennsylvania and agree that any process in any arbitration proceeding hereunder may be personally served upon either of them within or outside of the City of Pittsburgh, State of Pennsylvania. The Escrow Agent shall retain the portion of the Escrow Fund covered by any such dispute until its receipt of a certified copy of any such arbitration decision or award in favor of Purchaser (the "Award"). The parties acknowledge that the Escrow Agreement provides for arbitration in New York, New York at the request of the Escrow Agent. However, the parties to this Agreement agree that if an escrow claim can be resolved without the active participation of the Escrow Agent, then they shall resolve such claim in Pittsburgh, Pennsylvania pursuant to this Section.

          17.3 The Escrow Agent shall then convert the Award into Shares by dividing the Award by $2.50. The resultant number of Shares shall be deducted from the Escrow Fund and, upon written notice to the Seller, returned to the Purchaser for restoration to authorized but unissued status or to be held as treasury stock. Any Shares constituting the remaining balance in the Escrow Fund, shall be returned to the Seller without further notice to Purchaser or Seller hereunder, upon the expiration of the Escrow Period.

          17.4 The parties to this Agreement, other than the Escrow Agent, acknowledge and agree that the Escrow Agent shall not be liable for any error or judgment or for any mistake of fact, law or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct. Seller and Purchaser agree to indemnify, hold harmless and defend the Escrow Agent from any loss, damage, claim, liability, judgment, expense (including reasonable attorneys' fees) or other charge incurred or sustained by it by reason of any act or omission performed or omitted hereunder, but this indemnity shall not be applicable to any loss, liability, damage, claim, judgment, expense or other charge resulting from the gross negligence or willful misconduct of the Escrow Agent.

          17.5 In the event of a Claim after the Closing ("Event of Default"), Purchaser shall give Seller written notice thereof and Seller shall have thirty
(30) days from receipt of any such notice to cure the same. In the event that any Event of Default cannot reasonably be cured within such time period, the same shall not be deemed an Event of Default if Seller commences such cure within such period and diligently pursues and completes such cure within sixty
(60) days of the receipt of any notice of Claim (provided, however, that all such cures must be completed by the conclusion of the Escrow Period, or if not cured by such time, the Escrow Period shall be extended for an additional sixty
(60) days with respect to that Claim only (and the balance of the Escrowed Shares shall be released to the Seller), and if not cured by such additional 60 day period of time shall be considered a Claim not subject to cure).

         17.6 The Escrow Agent shall have the right to rely conclusively upon the notices delivered hereunder, and shall be under no obligation to ascertain the authenticity of such notices, nor to determine the factual accuracy thereof.

          17.7 The Escrow Agent is acting as a stakeholder only with respect to the Escrow Fund. If there is any dispute as to whether the Escrow Agent is obligated to deliver to Escrow Fund (or any portion thereof) and/or to whom it should be delivered, the Escrow Agent shall not make any delivery, but in such event the Escrow Agent shall hold the Escrow Fund until receipt by the Escrow Agent of an authorization in writing signed by all parties having an interest in such dispute, directing the disposition of same, or in the absence of such authorization the Escrow Agent shall hold the Escrow Fund until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun within a reasonable period of time and diligently continued, the Escrow Agent shall have the right, at any time thereafter, to commence an action or proceeding, at the sole cost and expense of Seller and Purchaser, in the nature of interpleader in any court having jurisdiction thereof, and to deposit the Escrow Fund with such court, and thereupon, be discharged from any and all further liability hereunder.

                                   SECTION 18

                                    Severance

         18.1 Purchaser is not obligated to hire any employees of Seller ("Seller Employees").

                                   SECTION 19

                              Specific Performance

          19.1 If Seller shall default in its obligations under this Agreement to consummate the transactions provided herein, or to perform any of its other obligations hereunder or to deliver any of the Closing documents required to be delivered by Seller, then, in addition to any other rights and remedies which Purchaser may have, whether under this Agreement or at law or equity, Purchaser shall also have the right to specifically enforce this Agreement against Seller.

                                   SECTION 20

                            Miscellaneous Provisions

          20.1 Remedies. The remedies provided herein shall be cumulative and shall not preclude the assertion by Seller or Purchaser of any other rights or the seeking of any other remedies against the other.

          20.2 Severability. The invalidity or unenforceability of any provision of this Agreement pursuant to any applicable law or court of competent jurisdiction shall not affect the validity or enforceability of the remaining provisions hereof, but this Agreement shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held.

          20.3 Expenses. Except as otherwise stated herein, Seller shall pay its own attorneys fees and other expenses and Purchaser shall pay its own attorneys fees and other expenses in connection with this Agreement and the consummation of the transactions contemplated hereby.

          20.4 Notices. All notices, requests demands, instructions and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if given by prepaid telegram, or mailed by overnight mail or by first-class, postage prepaid, registered or certified mail, return receipt requested, to the respective parties as follows:

(a)      If to Purchaser, to:            Power Efficiency Corporation
--------------------------------------------------------------------------------
                                         4220 Varsity Drive, Suite E
                                         Ann Arbor, Michigan 48108
                                         Attn: Nicholas Anderson, President
--------------------------------------------------------------------------------
With a copy to:                          Lester Yudenfriend, Esq.
                                         1133 Broadway, Suite 321
                                          New York, New York 10010
--------------------------------------------------------------------------------
(b)      If to Seller:                   Performance Control, Inc.
--------------------------------------------------------------------------------
                                         4220 Varsity Drive, Suite E
                                         Ann Arbor, Michigan 48108
                                         Attn: Steven Schulman, Member
--------------------------------------------------------------------------------
With a copy to:                          Seyburn, Kahn, Ginn, Bess and Serlin
                                         2000 Town Center, Suite 1500
                                         Southfield, Michigan 48075-1195
                                         Attn: Bruce H. Seyburn, Esq.
--------------------------------------------------------------------------------
                  Any party hereto may change the address or addresses to which such communications are to be directed to it by giving written notice to the other parties hereto of such change in the manner above provided.

          20.5 Successors and Assigns; Third Party Rights. This Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to and shall not under any circumstances create any enforceable right or benefit in any other person whatsoever, nor shall any other person whatsoever be entitled to have any claim, cause of action or right based upon or arising out of the existence of this Agreement or the consummation of the transactions contemplated hereby.

         20.6 Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party.

         20.7 Captions. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         20.8 Entire Agreement; Amendments; Waiver. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Purchaser on the one hand, and Seller, on the other hand, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any provision term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         20.9 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Pennsylvania, without giving effect to the conflict laws of the State of Pennsylvania.

         20.10 Further Assurances. After the Closing Date, each party shall do all such further acts and shall execute, acknowledge and deliver all such instruments, documents and assurances, as may be necessary to perfect or evidence consummation of the transactions contemplated hereby.

         20.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and which counterparts together shall constitute one and the same Agreement of the parties hereto. Telecopied signatures shall be binding as originals.

          20.12 Gender. Whenever the masculine gender is used in this Agreement, and whenever required by the context, the same shall include the feminine and neuter genders.

          20.13 Taxes. Seller shall pay all sales, use, income and/or transfer taxes applicable to the conveyance or transfer of the Assets which are payable under applicable law, together with all interest and penalties thereon, if any, to the extent such interest and penalties are attributable to the actions or inactions of Seller. To the extent applicable law or regulation imposes upon Purchaser the obligation to report or to pay such taxes, interest or penalties, Seller shall promptly reimburse Purchaser therefor upon receipt of Purchaser's invoice for the amount of such taxes, and Seller shall also reimburse Purchaser for any interest and penalties imposed thereon to the extent attributable to the actions or inactions of Seller with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Power Efficiency Corporation

By:
   --------------------------------------
     Nicholas Anderson, President

By:

   --------------------------------------
      Anthony Caputo, Chairman


Performance Control, LLC

By:

   --------------------------------------
       Steven Shulman, Manager

As to Paragraph 17 Only:

Escrow Agent:
------------
Continental Stock Transfer & Trust Company

By:

   --------------------------------------
      Roger T. Birnhammer, Vice President

                                    INDEX OF
                             SCHEDULES AND EXHIBITS



1.1                            Certain Contracts
--------------------------------------------------------------------------------
1.2                            Inventory
--------------------------------------------------------------------------------
1.3                            Permits
--------------------------------------------------------------------------------
1.5                            Other Contracts
--------------------------------------------------------------------------------
1.6                            Intellectual Property
--------------------------------------------------------------------------------
1.8                            Accounts Receivable
--------------------------------------------------------------------------------
1.9                            Prepaid Expenses
--------------------------------------------------------------------------------
1.10                           Furniture, Fixtures and Equipment
--------------------------------------------------------------------------------
1.11                           Customer Lists
--------------------------------------------------------------------------------
1.12                           Web Site Copyrights
--------------------------------------------------------------------------------
4.1                            Assumed Liabilities
--------------------------------------------------------------------------------
5.7                            Financial Statements
--------------------------------------------------------------------------------
5.8                            Exclusive Contracts
--------------------------------------------------------------------------------
5.9                            Permits (copies)
--------------------------------------------------------------------------------
5.10                           Other Contracts (copies)
--------------------------------------------------------------------------------
5.11                           Title to Assets
--------------------------------------------------------------------------------
5.12                           Defaults
--------------------------------------------------------------------------------
5.14                           Compliance With Laws
--------------------------------------------------------------------------------
5.15                            Litigation
--------------------------------------------------------------------------------
5.18                            Books and Records; Customer Lists
--------------------------------------------------------------------------------
5.21                            Easements
--------------------------------------------------------------------------------
5.25                            Secured Indebtedness
--------------------------------------------------------------------------------
5.26                            Investment Letter
--------------------------------------------------------------------------------
6.10                            Offering Memorandum
--------------------------------------------------------------------------------






EXHIBIT                  TITLE
-------                  -----

10.1 (ii)         Bill of Sale
--------------------------------------------------------------------------------
10.1 (iv)         Assignment
--------------------------------------------------------------------------------
10.1 (v)          Certified Seller's Resolutions
--------------------------------------------------------------------------------
10.1 (viii)       Opinion of Seller's Counsel
--------------------------------------------------------------------------------
10.1 (xiii)       Certification of Seller's Chief Financial Officer
--------------------------------------------------------------------------------

10.2 (ii)         Certified Purchaser's Resolutions
--------------------------------------------------------------------------------
10.2(iii)         Opinion of Purchaser's Counsel
--------------------------------------------------------------------------------

                                EXHIBIT 10.1(ii)

                                  BILL OF SALE

                  WHEREAS,   Performance   Control,   LLC,  a  Michigan  limited
liability company (the "Seller"), is the owner of certain assets (the "Assets"), all as more fully described in the Agreement (as hereinafter defined); and

                  WHEREAS, Seller and Power Efficiency Corporation, a Delaware corporation (the "Purchaser"), entered into an asset purchase agreement, dated August, 2000 (the "Agreement"), pursuant to which Seller has agreed to sell and Purchaser has agreed to purchase the Assets on the terms and conditions set forth therein; and

                  WHEREAS, terms defined herein shall have the same meaning as terms defined in the Agreement, unless the context requires otherwise;

                  KNOW ALL MEN BY THESE PRESENTS that Seller, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, has granted, bargained, sold, conveyed, transferred, assigned and delivered, and by these presents does hereby grant, bargain, sell, convey, transfer, assign and deliver to the Purchaser, its successors and assigns, all of the right, title and interest of the Seller in and to all of the Assets .

                  TO HAVE AND TO HOLD unto the Purchaser, its successors and assigns, forever.

                  Seller hereby  represents and warrants to the Purchaser  that:
(i) the Seller has good and marketable title to all of the Assets, free and clear of any and all liens, charges, security interests or encumbrances of any nature whatsoever; (ii) the Seller will warrant and defend said title against the claims of any and all other persons, firms, corporations or other entities, whatsoever; (iii) the Seller has the right to transfer the Assets hereunder;
(iv) the Seller will execute and deliver all such other and further instruments of assignment or transfer and otherwise as may be requested by the Purchaser to effect, evidence and complete the aforesaid sale and transfer of the Assets to the Purchaser pursuant hereto; (v) the Assets are being sold "as is, where is" except for the express representations and warranties of the Seller contained in the Agreement; and (vi) the Seller hereby disclaims any and all implied warranties of merchantability or fitness for a particular purpose with respect to the Assets.

                  IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the day of August, 2000.

                                             Performance Control, LLC

                                             By:
                                                -------------------------------
                                                   Steven Shulman, Manager

                                EXHIBIT 10.1(iv)

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                  WHEREAS,   Performance   Control,   LLC,  a  Michigan  limited
liability company (the "Seller"), is the owner of certain assets (the "Assets"), all as more fully described in the Agreement (as hereinafter defined); and

                  WHEREAS, Seller and Power Efficiency Corporation., a Delaware corporation (the "Purchaser"), entered into an asset purchase agreement, dated August ,2000 (the "Agreement"), pursuant to which Seller has agreed to sell and Purchaser has agreed to purchase the Assets on the terms and conditions set forth therein; and

                  WHEREAS, terms defined herein shall have the same meaning as terms defined in the Agreement, unless the context requires otherwise.

                  KNOW ALL MEN BY THESE PRESENTS that the Seller, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, has granted, bargained, sold, conveyed, transferred, assigned and delivered, and by these presents does hereby grant, bargain, sell, convey, transfer, assign and deliver to the Purchaser, its successors and assigns, all of the right, title and interest of the Seller in and to the Assets, including, without limitation, the Contracts, Intellectual Property, Accounts Receivables, Prepaid Expenses, Permits and Other Contracts.

                  TO HAVE AND TO HOLD unto Purchaser, its successors and assigns, forever.

                  Seller hereby represents and warrants to the Purchaser that the Seller has good and marketable title to all of the Assets, free and clear of any and all liens, charges, security interests or encumbrances of any nature whatsoever; that it will warrant and defend said title against the claims of any and all other persons, firms, corporations or other entities, whatsoever; that it has the right to grant, transfer and assign the Assets; and that it will execute and deliver all such other and further instruments of assignment or transfer and otherwise as may be requested by the Purchaser to effect, evidence and complete the aforesaid sale and transfer of the Assets to the Purchaser pursuant hereto.

                  From and after the date hereof, Purchaser hereby agrees to assume and perform all of Seller's obligations with respect to the Assets to the extent required under the Agreement.

                  IN WITNESS WHEREOF, the Seller and Purchaser have executed and delivered this Assignment as of the day of August, 2000.

Power Efficiency Corporation                         Performance Control, LLC

By:                                                  By:
   ------------------------------                       --------------------
     Nicholas Anderson, President                       Steven Shulman, Manager


By:
   -----------------------------
      Anthony Caputo, Chairman

                                 EXHIBIT 10.1(v)

                         CERTIFIED SELLER'S RESOLUTIONS

                                EXHIBIT 10.1(vii)

                           OPINION OF SELLER'S COUNSEL

                                EXHIBIT 10.2(ii)

                        CERTIFIED PURCHASER'S RESOLUTIONS

             UNANIMOUS WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING
                             OF ALL THE DIRECTORS OF

                          POWER EFFICIENCY CORPORATION

                  The undersigned, being all the directors of Power Efficiency Corporation, a Delaware corporation (the "Corporation") do hereby authorize and consent to the adoption of the following resolutions:

                  WHEREAS,   Performance   Control,   LLC,  a  Michigan  Limited
Liability Company (the "Seller"), is the owner of certain assets (the "Assets), all as more fully described in the Agreement (as hereinafter defined); and

                  WHEREAS, it is in the best interest of the Corporation to execute, deliver and perform the terms, covenants and conditions of a certain Asset Purchase Agreement (the "Agreement"), dated as of May , 2000, between the Corporation and the Seller, pursuant to which the Corporation shall purchase and acquire from the Seller, and the Seller shall sell, assign and transfer to the Corporation, the Assets (as defined in the Agreement), upon the terms and subject to the conditions set forth in the Agreement, a copy of which Agreement is annexed hereto as an exhibit;

                  NOW, THEREFORE, IT IS RESOLVED, that the Corporation execute, deliver and perform the terms, covenants and conditions of the Agreement; and it is further

                  RESOLVED, that all the directors and the appropriate officers of the Corporation be, and they hereby are, authorized, empowered and directed to do any and all things necessary and proper to effectuate the foregoing resolutions.

                  IN WITNESS WHEREOF, the undersigned have executed this Consent as of the day of August, 2000.

                                  ----------------------------------------


                                  ----------------------------------------


                                  ----------------------------------------



                  I hereby certify that the following resolutions were duly adopted by the Board of Directors of Power Efficiency Corporation, a Delaware corporation, effective as of August __, 2000, and that the same is still in full force and effect as of the date hereof.

POWER EFFICIENCY CORPORATION

By:
   --------------------------------
      Nicholas Anderson, President

[SEAL]

                                EXHIBIT 10.2(ii)